BONSO ELECTRONICS INTERNATIONAL INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
         FOR THE FISCAL YEARS ENDED MARCH 31, 1998, AND MARCH 31, 1999
                           TO BE HELD JANUARY 10, 2000

     Notice is hereby given that an Annual Meeting (the "Meeting") of the Shareholders (the "Shareholders") of Bonso Electronics International Inc., a British Virgin Islands corporation (the "Company"), will be held at 3:00 p.m., local time, on January 10, 2000, at the Denver Marriott City Center Hotel, 1701 California Street, Denver, Colorado 80202, and any adjournments or postponements thereof (the "Annual Meeting") for the following purposes:

     1. To elect the following seven (7) persons to serve as directors of the Corporation until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified: Anthony So, Kim Wah Chung, Kam Sun Luk, Cathy, Kit Teng Pang, Woo-Ping Fok, George O'Leary, and J. Stewart Jackson IV;

     2. To approve an increase from 400,000 to 900,000 in the aggregate number of options to purchase common stock of the Company which may be issued under the Company's 1996 Stock Option Plan;

     4. To approve an increase from 100,000 to 600,000 in the aggregate number of options to purchase common stock of the Company which may be issued under the Company's 1996 Non-Employee Directors' Stock Option Plan; and

     5. To consider and act upon such other business as may properly come before the Meeting or any adjournments thereof.

     Only Shareholders of record at the close of business on December 10, 1999, shall be entitled to notice of and to vote at the meeting or any adjournments thereof. All Shareholders are cordially invited to attend the Meeting in person.

                                              By Order of the Board of Directors



                                              Anthony So, President
December 16, 1999
Denver, Colorado

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                      BONSO ELECTRONICS INTERNATIONAL INC.
                               Flat A-D, 8th Floor
                           Universal Industrial Centre
                              23-25 Shan Mei Street
                              Fo Tan, Shan Tin Town
                                 N.T., Hong Kong

                                 PROXY STATEMENT
                             DATED DECEMBER 16, 1999

                         ANNUAL MEETING OF SHAREHOLDERS
         FOR THE FISCAL YEARS ENDED MARCH 31, 1998, AND MARCH 31, 1999
                         TO BE HELD ON JANUARY 10, 2000

                                     GENERAL
                                     -------

     This Proxy Statement is being furnished to the shareholders of Bonso Electronics International Inc., a British Virgin Islands corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") from holders (the "Shareholders") of outstanding shares of common stock, $.003 par value, of the Company (the "Common Stock"), for use at the Annual Meeting of the Shareholders to be held at 3:00 p.m., local time, on January 10, 2000, at the Denver Marriott City Center Hotel, 1701 California Street, Denver, Colorado 80202, and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement, Notice of Annual Meeting of Shareholders, and the accompanying Proxy Card are first being mailed to shareholders on or about December 20, 1999.

                       VOTING SECURITIES AND VOTE REQUIRED
                       -----------------------------------

     Only Shareholders of record at the close of business on December 10, 1999 (the "Record Date"), are entitled to notice of and to vote the shares of Common Stock of the Company held by them on such date at the Meeting or any and all adjournments thereof. As of the Record Date, 3,021,059 shares of Common Stock were outstanding. There was no other class of voting securities outstanding at that date.

     Each share of Common Stock held by a Shareholder entitles such Shareholder to one vote on each matter that is voted upon at the Meeting or any adjournments thereof.

     The presence, in person or by proxy, of the holders of one-third of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote will be required to approve each proposal to be considered at the Meeting and to adopt the resolutions of the Shareholders corresponding to each proposal.

     Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business; however, abstentions will have the effect of a negative vote on the proposals being submitted. Abstentions may be specified on all proposals. A broker "non-vote" will have no effect on the outcome of any of the proposals.

     If the accompanying proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying Proxy will vote "FOR" each proposal to be considered by the Shareholders at the Meeting or, if no such recommendation is given, in their own discretion. The Company's executive officers and directors have advised the Company that they intend to vote their shares (including those shares over which they hold voting power), representing approximately 38.68% of the outstanding shares of Common Stock, in favor of each of the proposals above. Each Proxy granted by a Shareholder may be revoked by such Shareholder at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall be been cast pursuant to the authority conferred by such Proxy.

     The cost of soliciting these Proxies, consisting of the printing, handling, and mailing of the Proxy and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy materials to the beneficial owners of the shares of Common Stock, will be paid by the Company.

     In order to assure that there is a quorum, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit Proxies by telephone or telegraph or in person. These persons will receive no extra compensation for their services.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT
                              ---------------------

     The following table sets forth, as of September 30, 1999, the beneficial ownership of the Company's common stock by each person known by the Company to own beneficially more than 5% of the common stock of the Company outstanding as of that date and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly.

     Person or Group                                Amount Owned
     ---------------                     ----------------------------------

                                    Shares of    Options to Purchase  Percent of
                                   Common Stock     Common Stock        Class
                                   ------------     ------------        -----
       Anthony So                    1,168,421           567,000        47.1%
       Officers and directors        1,168,421         1,021,000        52.9%
         as a group (7 persons)

     The above percentages are based on beneficial ownership of both shares of common stock and options to purchase common stock which are immediately exercisable. All of the shares beneficially owned by Mr. Anthony So are owned of record by a corporation that is wholly owned by a trust of which Mr. So is the sole beneficiary.

                                BOARD COMMITTEES

     On October 1, 1994, the Board of Directors appointed, and has since maintained, an Independent Audit Committee of the Company. The Committee was established to (i) review and approve the scope of audit procedures employed by the Company's independent auditors; (ii) review and approve the audit reports rendered by the Company's independent auditors; (iii) approve the audit fee charged by the independent auditors; (iv) report to the Board of Directors with respect to such matters; (v) recommend the selection of independent auditors; and (vi) discharge such other responsibilities as may be delegated to it from time to time by the Board and to discharge such other reponsibilities as may be delegated to it from time to time by the Board of Directors. Woo-Ping Fok and George O'Leary, the independent directors of the Company, have served as the members of the Independent Audit Committee from the date of its inception to the present. The Audit Committee has not had any meetings; however, it is anticipated that the Audit Committee will meet with the Company's auditors during the next fiscal year in connection with the year end audit.

     On October 11, 1996, the Board of Directors appointed, and has since maintained, a 1996 Stock Option Plan Committee which determines the persons to be granted options under the Company's 1996 Stock Option Plan, the number of shares subject to each option, the exercise price of each option and the option period, subject to the requirement that no option may be exercisable more than 10 years after the date of grant.

     On October 11, 1996, the Board of Directors appointed, and has since maintained, a 1996 Non-Employee Directors' Stock Option Plan Committee which administers the Company's 1996 Non-Employee Directors' Stock Option Plan.

                     COMPENSATION OF OFFICERS AND DIRECTORS

     The following table sets forth certain information as to the compensation paid to certain of the Company's executive officers and directors and for all directors and executive officers as a group for the year ended March 31, 1999:


                                                                 Cash        Non-Cash
Name of Individual   Capacities in Which Served              Compensation  Compensation
------------------   --------------------------              ------------  ------------

Anthony So           President, Chief Executive Officer,
                     Secretary, Treasurer, Chief Financial
                     Officer, Chairman of the Board and
                     Director                                $346,153(1)    $95,385(1)

Kim Wah Chung        Director of Engineering and Research
                     and Development and Director            $ 59,615(2)    $53,974(2)

Kam Sun Luk          Director of New Projects and Quality
                     Control and Director                    $ 86,539(3)    $ 4,615(3)

Cathy Pang           Director of Finance and Director        $ 85,817(4)    $ 4,577(4)

Henry F. Schlueter   Assistant Secretary                     $   --         $  --

Woo Ping Fok         Director                                $   --         $  --

George O'Leary       Director                                $115,342(5)    $  --

Cham Some So         Director                                $ 13,000(6)    $  --

All directors and
officers as a group (8 persons)(7)                           $706,466(7)    $158,551

----------------------

(1) Cash compensation consists of emoluments of $346,153. Non-cash compensation consists of a $15,385 contribution to the Company's Provident Fund Plan and the value of housing provided to Mr. So valued at $80,000 during fiscal 1999.

(2) Cash compensation consists of emoluments of $59,615. Non-cash compensation consists of a $10,461 contribution to the Company's Provident Fund Plan, life insurance of $5,051 and a housing allowance of $38,462.

(3) Cash compensation consists of emoluments of $86,539. Non-cash compensation consists of a $4,615 contribution to the Company's Provident Fund Plan.

(4) Cash compensation consists of emoluments of $85,817. Non-cash compensation consists of a $4,577 contribution to the Company's Provident Fund Plan.

(5) Consists of payments made pursuant to a sales commission arrangement with the Company.

(6) Consists of $13,000 paid as a director's fee. Mr. Cham Some So resigned from the Board of Directors as of April 30, 1998.

(7)  Includes Mr. Cham Some So who resigned as a director as of April 30, 1998.

     The Company did not set aside or accrue any amounts to provide pension, retirement or similar benefits for directors and officers for the fiscal year ended March 31, 1999, other than contributions to the Company's Provident Fund Plan which aggregated $35,038 for officers and directors in 1999.

     Except for Cham Some So, who was paid a director's fee of $13,000 during the fiscal year ended March 31, 1999, directors do not receive any additional monetary compensation for serving as directors of the Company. All directors are reimbursed for all reasonable expenses incurred in connection with services as a director.

                        COMPENSATION PURSUANT TO OPTIONS
                            TO PURCHASE COMMON STOCK

     Outside, non-employee directors receive stock options pursuant to the 1996 Non-Employee Directors' Stock Option Plan and have been granted other options. In August 1996, the Board of Directors of the Company adopted a 1996 Non-Employee Directors' Stock Option Plan which provides for the grant of options to purchase an aggregate of not more than 100,000 shares of the Company's common stock. The purpose of the 1996 Non-Employee Directors' Stock Option Plan is to promote the long-term success of the Company by creating a long-term mutuality of interests between the non-employee directors and the stockholders of the Company, to provide an additional inducement for the non-employee directors to remain with the Company and to provide a means through which the Company may attract able persons to serve as directors of the Company. The 1996 Non-Employee Directors' Stock Option Plan is administered by a committee appointed by the Board of Directors.

     Under the 1996 Non-Employee Directors' Stock Option Plan, on the third business day following each annual meeting of the stockholders, each director who is not then an employee of the Company or any of its subsidiaries will automatically be granted a stock option to purchase 10,000 shares of common stock. The exercise price of all options granted under the 1996 Non-Employee Directors' Stock Option Plan will be equal to the fair market value of the underlying shares on the date of grant, based on guidelines set forth in the plan. The exercise price may be paid in cash, by the surrender of options, in common stock, in other property, including the optionee's promissory note, or by a combination of the above. The term of each option granted pursuant to the 1996 Non-Employee Directors' Stock Option Plan will be ten years from the date of grant; however, no option may be exercised during the first six months of its term. The term of an option granted pursuant to the 1996 Non-Employee Directors' Stock Option Plan may be reduced in the event that the optionee ceases to be a director of the Company. No option granted pursuant to the plan will be transferable otherwise than by will or the laws of descent and distribution.

     Employee directors may receive stock options pursuant to the Company's 1996 Stock Option Plan. In August 1996, the Board of Directors of the Company adopted the 1996 Stock Option Plan which provides for the grant of options to purchase an aggregate of not more than 400,000 shares of the Company's common stock. The purpose of the 1996 Stock Option Plan is to make options available to management and employees of the Company in order to encourage them to secure or increase on reasonable terms their stock ownership in the Company and to encourage them to remain in the employ of the Company.

     The 1996 Stock Option Plan is administered by a committee appointed by the Board of Directors which determines the persons to be granted options under the plan, the number of shares subject to each option, the exercise price of each option and the option period, subject to the requirement that no option may be exercisable more than 10 years after the date of grant. The exercise price of an option may be less than fair market value of the underlying shares of common stock. No options granted under the plan will be transferable by the optionee other than by will or the laws of descent and distribution and each option will be exercisable, during the lifetime of the optionee, only by the optionee.

     The exercise price of an option granted pursuant to the 1996 Stock Option Plan may be paid in cash, by the surrender of options, in common stock, in other property, including the optionee's promissory note, or by a combination of the above.

                              CERTAIN TRANSACTIONS

     Over the years, the Company has provided to and received from its officers and directors cash advances. In October 1994, the Board of Directors adopted a policy resolution prohibiting the Company from making any loan or advance of money or property, or guaranteeing the obligation of any directors of the Company, and limiting the Company's ability to make these loans, advances or guarantees to officers of the Company or its subsidiaries unless a majority of independent, disinterested outside directors determine that the loan, advance or guarantee may reasonably be expected to benefit the Company. Further, all future material affiliated transactions, loans and loan guarantees, if any, will be made on terms that are no less favorable to the Company than those that are generally available from unaffiliated third parties. The Company has neither provided nor received any cash advances to it officers or directors since this policy resolution was adopted.

     It is common practice in Hong Kong, the location of the Company's principal executive offices, to provide a housing allowance or living accommodations for senior executives as part of their compensation. The Company provides Mr. Anthony So with living accommodations consisting of a company-owned townhouse, for which the Company paid a total purchase price of approximately $1,337,000. the Company valued this benefit at $80,000 during the fiscal year ended March 31, 1999. The Company also provides Mr. Kim Wah Chung, its director of engineering and research and development and a director of the Company, with a housing allowance which amounted to $38,462 during the fiscal year ended March 31, 1999.

     Mr. George O'Leary, a director of the Company, is paid a commission on orders placed by customers which he obtains for the Company. The amount of the commission is negotiated on a deal-by-deal basis, without a written agreement. During the fiscal year ended March 31, 1998, Mr. O'Leary was paid an aggregate of $354,835 in commissions and during the fiscal year ended March 31, 1999, he was paid an aggregate of $115,342 in commissions.

                                   PROPOSAL 1

                          ELECTION OF SEVEN (7) PERSONS
                      TO SERVE AS DIRECTORS OF THE COMPANY

     The Company's directors are elected annually to serve until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified. The number of directors presently authorized by the Articles of Association of the Company shall be not less than one (1) nor more than seven (7).

     Unless otherwise directed by shareholders, the proxy holder will vote all shares represented by proxies held by them for the election of the following nominees, all of whom are now members and constitute the Company's Board of Directors. The Company is advised that all nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director of the Company prior to the voting, the proxy holder will vote for a substitute nominee in the exercise of his best judgment.

INFORMATION CONCERNING NOMINEES

     ANTHONY SO is the founder of the Company. He has been president, chairman of the Board of Directors and treasurer of the Company since its inception and has been secretary of the Company since July 1991. Mr. So received his BSE degree in civil engineering from National Taiwan University in 1967 and a masters degree in business administration from the Hong Kong campus of the University of Hull, Hull, England in 1994. Mr. So has been chairman of the Hong Kong GO Association since 1986, and also served as chairman of the Alumni Association of National Taiwan University for the 1993-1994 academic year. Mr. So has served as a trustee of the Chinese University of Hong Kong, New Asia College since 1994.

     KIM WAH CHUNG has been a director of the Company since September 21, 1994. Mr. Chung has been employed by the Company since 1981 and currently holds the position of director of engineering and research and development. Mr. Chung is responsible for all research projects and product development of the Company. Mr. Chung's entire engineering career has been spent with the Company, and he has been involved with every major product development made by the Company. Mr. Chung was graduated with honors in 1981 from the Chinese University of Hong Kong with a bachelor of science degree in electronics.

     KAM SUN LUK was elected to the Board of Directors of the Company on September 21, 1994 and has been employed by the Company as director of new projects and quality control since October 1993. Mr. Luk obtained his bachelors degree in electrical engineering from National Taiwan University in 1968. Mr. Luk is also a member of the Institute of Electrical Engineers United Kingdom and a chartered engineer in electrical engineering. Mr. Luk was employed by Semiconductor Devices Ltd. of Hong Kong in a variety of positions between 1970 and 1992 when he joined the Company, including serving as Semiconductor Devices' general manager and senior vice president.

     CATHY, KIT TENG PANG has been a director of the Company since January 1, 1998. Ms. Pang was first employed by the Company as financial controller in December 1996 and was promoted to director of finance on January 1, 1998. Ms. Pang was employed as an auditor in an international audit firm from 1987 to 1991, at which time she joined a Hong Kong Listed company in the field of magnetic industry as assistant financial controller. From 1994 until she joined the Company in 1996, she was employed as deputy chief accountant in a management and property development company in Hong Kong and China. Ms. Pang has a bachelor of business administration degree from York University in Toronto, Canada. She is a member of the American Institute of Certified Public Accountants and of the Hong Kong Society of Accountants.

     HENRY F. SCHLUETER has served as assistant secretary of the Company since October 6, 1988. Since 1992, Mr. Schlueter has been the managing director of Schlueter & Associates, P.C., a law firm, practicing in the areas of securities, mergers and acquisitions, finance and corporate law. From 1989 to 1991, prior to establishing Schlueter & Associates, P.C., Mr. Schlueter was a partner in the Denver, Colorado office of Kutak Rock (formerly Kutak, Rock & Campbell), and from 1984 to 1989, he was a partner in the Denver office of Nelson & Harding. Mr. Schlueter is a member of the American Institute of Certified Public Accountants, the Colorado Society of CPA's, the Colorado and Denver Bar Associations and the Wyoming State Bar. Mr. Schlueter received his law degree from the University of Wyoming College of Law in 1978.

     WOO-PING FOK was elected to the Board of Directors of the Company on September 21, 1994. Mr. Fok and his firm, Wong & Fok, Solicitors (and its predecessor firm), have served as Hong Kong counsel to the Company since 1993. Mr. Fok was admitted to the Canadian Bar as a Barrister & Solicitor in December 1987 and was a partner in the law firm of Woo & Fok, a Canadian law firm with its head office in Edmonton, Alberta, Canada. In 1991, Mr. Fok was qualified to practice as a Solicitor of England & Wales, a Solicitor of Hong Kong and a Barrister & Solicitor of Australian Capital Territory. Mr. Fok practices law in Hong Kong and is a partner with Wong & Fok, Solicitors. Mr. Fok's major areas of practice include conveyancing or real property law, corporations and business law, commercial transactions and international trade with a special emphasis in China trade matters.

     GEORGE O'LEARY has been a director of the Company since January 1997. From November 1994 to the present time, Mr. O'Leary has been president of Pacific Rim Products, Newport Beach, California, a trading company that provides offshore sourcing alternatives to U.S. based electronics companies. For eight years prior to 1994, Mr. O'Leary was president, CEO and a director of Micro General Corporation, Santa Ana, California, a manufacturer and distributor of mechanical and electronic scale products. For eight years prior to that, Mr. O'Leary was vice president and general manager of Lanier Business Products, Atlanta, Georgia, a manufacturer and distributor of office products. Mr. O'Leary has a bachelor of science degree in electrical engineering from Northeastern University, Boston, Massachusetts.

     J. STEWART JACKSON, IV has been nominated by the Board of Directors to serve as a new director of the Company. From 1962 until its merger with Republic Industries in 1996, Mr. Jackson served in various management capacities, including President, of Denver Burglar Alarm Co., Inc., a business founded by his family. In addition, in the mid-1960's Mr. Jackson founded Denver Burlar Alarm Products, a separate company which invented, patented, manufactured, distributed, and installed contained ionization smoke detectors and which was later sold to a conglomerate manufacturer. After the merger of Denver Burglar Alarm Co., Inc., Mr. Jackson founded Jackson Burglar Alarm Co., Inc., of which he is currently President. Mr. Jackson served on the advisory Board of Directors for Underwriter's Laboratories for burglar and fire alarm systems for 25 years and has been an officer in the Central Station Protection Association, which, along with the National Burglar Alarm Association, was formed by his family in the late 1940's. Mr. Jackson graduated from the University of Colorado in 1962 with a degree in Business Management and Engineering.

     At the present time no family relationship exists among any of the named directors and executive officers; however, Mr. Cham Some So, who served as a director until his resignation on April 30, 1998, is the father of Anthony So. No arrangement or understanding exists between any of these directors or officers and any other persons pursuant to which any director or executive officer was elected as a director or executive officer of the Company. The directors of the Company are elected annually and serve until their successors take office or until their death, resignation or removal. The executive officers serve at the pleasure of the Board of Directors of the Company.

Board Recommendation

     The Board recommends a vote FOR the election of each of the seven nominees for directors of the Company.

                                   PROPOSAL 2

                     INCREASE IN AGGREGATE NUMBER OF OPTIONS
                      ISSUABLE UNDER 1996 STOCK OPTION PLAN

     To approve an increase from 400,000 to 900,000 in the aggregate number of options to purchase common stock of the Company which may be issued under the Company's 1996 Stock Option Plan.

     In August 1996, the Board of Directors of the Company adopted the 1996 Stock Option Plan of the Company, which provides for the grant of options to purchase an aggregate of not more than 400,000 shares of the Company's common stock. The purpose of the 1996 Stock Option Plan is to make options available to management and employees of the Company in order to encourage them to secure or increase on reasonable terms their stock ownership in the Company and to encourage them to remain in the employ of the Company.

     The 1996 Stock Option Plan is administered by a committee appointed by the Board of Directors which determines the persons to be granted options under the plan, the number of shares subject to each option, the exercise price of each option and the option period, subject to the requirement that no option may be exercisable more than 10 years after the date of grant. The exercise price of an option may be less than fair market value of the underlying shares of common stock. No options granted under the plan will be transferable by the optionee other than by will or the laws of descent and distribution and each option will be exercisable, during the lifetime of the optionee, only by the optionee.

     The exercise price of an option granted pursuant to the 1996 Stock Option Plan may be paid in cash, by the surrender of options, in common stock, in other property, including the optionee's promissory note, or by a combination of the above.

     All of the 400,000  stock  options  authorized  to be issued under the 1996
Stock Option Plan have been granted to employees. The Board of Directors believes it to be in the best interests of the Corporation for the aggregate number of options to purchase shares of common stock of the Company under the 1996 Stock Option Plan to be increased from its current total of 400,000 to 900,000. This will permit the Company to continue to grant stock options to its employees in order to encourage them to secure or increase on reasonable terms their stock ownership in the Company and to encourage them to remain in the employ of the Company, thereby achieving the purpose of the 1996 Stock Option Plan.

     Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them to approve an increase from 400,000 to 900,000 in the aggregate number of options to purchase common stock of the Company which may be issued under the Company's 1996 Stock Option Plan.

Board Recommendation

     The Board recommends a vote FOR the approval of an increase from 400,000 to 900,000 in the aggregate number of options to purchase common stock of the Company which may be issued under the Company's 1996 Stock Option Plan.

                                   PROPOSAL 3

                          INCREASE IN AGGREGATE NUMBER
                            OF OPTIONS ISSUABLE UNDER
                 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     To approve an increase from 100,000 to 600,000 in the aggregate number of options to purchase common stock of the Company which may be issued under the Company's 1996 Non-Employee Directors' Stock Option Plan.

     In August 1996, the Board of Directors of the Company adopted a 1996 Non-Employee Directors' Stock Option Plan which provides for the grant of options to purchase an aggregate of not more than 100,000 shares of the Company's common stock. The purpose of the 1996 Non-Employee Directors' Plan is to promote the long-term success of the Company by creating a long-term mutuality of interests between the non-employee directors and the stockholders of the Company, to provide an additional inducement for the non-employee directors to remain with the Company and to provide a means through which the Company may attract able persons to serve as directors of the Company. The 1996 Non-Employee Directors' Plan is administered by a committee appointed by the Board of Directors.

     Under the 1996 Non-Employee Directors' Plan, on the third business day following each annual meeting of the stockholders, each director who is not then an employee of the Company or any of its subsidiaries will automatically be granted a stock option to purchase 10,000 shares of common stock. The exercise price of all options granted under the 1996 Non-Employee Directors' Plan will be equal to the fair market value of the underlying shares on the date of grant, based on guidelines set forth in the plan. The exercise price may be paid in cash, by the surrender of options, in common stock, in other property, including the optionee's promissory note, or by a combination of the above. The term of each option granted pursuant to the 1996 Non-Employee Directors' Plan will be ten years from the date of grant; however, no option may be exercised during the first six months of its term. The term of an option granted pursuant to the 1996 Non-Employee Directors' Plan may be reduced in the event that the optionee ceases to be a director of the Company. No option granted pursuant to the plan will be transferable otherwise than by will or the laws of descent and distribution.

     Seventy thousand of the 100,000 stock options authorized to be issued under the 1996 Non-Employee Directors' Stock Option Plan have been granted as provided under that Plan. The Board of Directors believes it to be in the best interests of the Corporation for the aggregate number of options to purchase shares of common stock of the Company under the 1996 Non-Employee Directors' Stock Option Plan to be increased from its current total of 100,000 to 600,000. This will permit the Company to continue to grant stock options to its directors who are not employees of the Company in order to promote the long-term success of the Company by creating a long-term mutuality of interests between the non-employee directors and the stockholders of the Company, to provide an additional inducement for the non-employee directors to remain with the Company and to provide a means through which the Company may attract able persons to serve as directors of the Company, thereby achieving the purpose of the 1996 Stock Option Plan.

     Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them to approve an increase from 100,000 to 600,000 as the aggregate number of options to purchase common stock of the Company which may be issued under the Company's 1996 Non-Employee Directors' Stock Option Plan.

Board Recommendation

     The Board recommends a vote FOR the approval of an increase from 100,000 to 600,000 in the aggregate number of options to purchase common stock of the Company which may be issued under the Company's 1996 Non-Employee Directors' Stock Option Plan.

                                     GENERAL

Other Matters

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting of Shareholders other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.


                                              By Order of the Board of Directors



                                              Anthony So, President

                      BONSO ELECTRONICS INTERNATIONAL INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 10, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Bonso Electronics International Inc., a British Virgin Islands corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated December 16, 1999, and hereby appoints Anthony So and Henry F. Schlueter, or either of them, each with the power of substitution, as Attorneys and Proxies to represent and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue thereof with respect to the following matters:

     1. Election of each of the following seven (7) persons to serve as directors of the Corporation until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified:

          Anthony So
          FOR  /___/                 AGAINST  /___/         ABSTAIN  /___/

          Kim Wah Chung
          FOR  /___/                 AGAINST  /___/         ABSTAIN  /___/

          Kam Sun Luk
          FOR  /___/                 AGAINST  /___/         ABSTAIN  /___/

          Cathy, Kit Teng Pang
          FOR  /___/                 AGAINST  /___/         ABSTAIN  /___/

          Woo-Ping Fok
          FOR  /___/                 AGAINST  /___/         ABSTAIN  /___/

          George O'Leary
          FOR  /___/                 AGAINST  /___/         ABSTAIN  /___/

          J. Stewart Jackson IV
          FOR  /___/                 AGAINST  /___/         ABSTAIN  /___/

     2. Approval of an increase from 400,000 to 900,000 in the aggregate number of options to purchase common stock of the Company which may be issued under the Company's 1996 Stock Option Plan.
             FOR /___/               AGAINST /___/          ABSTAIN /___/

     3. Approval of an increase from 100,000 to 600,000 in the aggregate number of options to purchase common stock of the Company which may be issued under the Company's 1996 Non-Employee Directors' Stock Option Plan.
             FOR /___/               AGAINST /___/          ABSTAIN /___/

     4. To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

This Proxy, when properly executed, will be voted as directed. If no direction is indicated, the Proxy will be voted FOR the election of each of the nominees listed above to the Board of Directors and FOR the proposals to approve an increase from 400,000 to 900,000 in the aggregate number of options to purchase common stock of the Company which may be issued under the Company's 1996 Stock Option Plan and to approve an increase from 100,000 to 600,000 in the aggregate number of options to purchase common stock of the Company which may be issued under the Company's 1996 Non-Employee Directors' Stock Option Plan.


Dated:____________________, _________        ___________________________________
                                             ___________________________________


                                     [LABEL]



Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

   PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.

 PLEASE SIGN EXACTLY AS NAME APPEARS ON THE LABEL ATTACHED TO THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
   IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED PERSON. IF A PARTNERSHIP, PLEASE SIGN IN FULL PARTNERSHIP NAME BY
                             AUTHORIZED PERSON.